UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:       May 25, 2016

HORACE MANN EDUCATORS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10890	37-0911756
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Horace Mann Plaza, Springfield, Illinois 62715-0001

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: 217-789-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07:	Submission of Matters to a Vote of Security Holders

HMEC’s Annual Meeting of Shareholders was held on May 25, 2016 (the “Annual Meeting”). On the record date of March 29, 2016, there were 40,349,689 shares of the Company’s Common Stock issued and outstanding and entitled to be voted at the Annual Meeting. The final results of the matters submitted to a vote of security holders are shown in the table below.

	Votes	Votes		Broker
	For	Against	Abstentions	Non-Votes

Proposal 1 -
Election of Directors:
Daniel A. Domenech	37,935,858	326,878	4,234	874,042
Stephen J. Hasenmiller	37,029,177	1,233,559	4,234	874,042
Ronald J. Helow	37,953,849	308,887	4,234	874,042
Beverley J. McClure	37,955,201	307,677	4,092	874,042
H. Wade Reece	37,755,451	506,559	4,960	874,042
Gabriel L. Shaheen	37,874,224	388,497	4,249	874,042
Robert Stricker	37,913,881	348,840	4,249	874,042
Steven O. Swyers	37,935,522	326,436	5,012	874,042
Marita Zuraitis	37,939,678	323,384	3,908	874,042

Proposal 2 -
Approval of the advisory resolution to approve Named Executive Officers’ compensation	37,166,230	1,087,717	13,023	874,042

Proposal 3 -
Ratification of the appointment of KPMG LLP, an independent registered public accounting firm, as the Company’s auditors for the year ending December 31, 2016.	38,036,345	1,103,805	862	Not Applicable

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORACE MANN EDUCATORS CORPORATION

By:	/s/ Bret A. Conklin
	Name:	Bret A. Conklin
	Title:	Senior Vice President & Controller
(Principal Accounting Officer)

Date: May 27, 2016

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